UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2006

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 13 2006, the company entered into a Severance Agreement, effective retroactively to November 30, 2005, with the company’s Chief Executive Officer John Daane.

Under the severance provision of the Severance Agreement, Mr. Daane is entitled to receive payment equivalent to two years of his then current salary and one year of accelerated vesting of his stock options and restricted stock, unless specified otherwise in his option or restricted stock agreements. Mr. Daane would have one year from termination of employment to exercise any stock options for which vesting had been accelerated. The severance payments are payable only if the company terminates Mr. Daane for reasons other than his death or for cause, as defined in the Severance Agreement. Mr. Daane is not eligible for severance payments if he is eligible to receive benefits under the change in control portion of the Severance Agreement. Mr. Daane is not entitled to receive severance payments if he voluntarily terminates his employment for any reason. As a condition to receiving the severance payments, Mr. Daane must execute a release, releasing and waiving any claims he may have against the company.

Under the change in control provision of the Severance Agreement, Mr. Daane is entitled to receive severance compensation if within 24 months following a change in control one or more of the following events, referred to as “triggering events,” occurs:

•	Mr. Daane is terminated for reasons other than death or for cause (as defined in the Severance Agreement);

•	Mr. Daane is reassigned to a position other than CEO and he terminates his employment within 90 days of such reassignment; or

•	the company moves its headquarters more than 60 miles from its present location and he terminates his employment within 90 days of such move.

A change in control is generally defined as the acquisition, directly or indirectly, of 50% or more of either (1) the total combined voting power of the company’s outstanding common stock or (2) the total fair market value of the company’s common stock. Upon the occurrence of a triggering event, Mr. Daane is entitled to receive the following compensation:

•	24 months of his then current base salary;

•	a bonus equivalent to two times his target bonus for the fiscal year in which the change in control occurs; and

•	accelerated vesting of all options and restricted stock granted or issued at least six months prior to the change in control, with one year from termination of employment to exercise any stock options for which vesting has been accelerated.

The Severance Agreement will terminate on November 30, 2010, unless earlier terminated as a result of a change in control.

The foregoing summary is qualified in its entirety by reference to the Severance Agreement, which is attached as Exhibit 10.30 to the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2006 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Katherine E. Schuelke
Katherine E. Schuelke Vice President, General Counsel and Secretary

Date: March 16, 2006